UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada (State or other jurisdiction of incorporation)	001-33614 (Commission File Number 001-33614)	N/A (I.R.S. Employer Identification No.)

400 N. Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual and Special Meeting of Shareholders of Ultra Petroleum Corp. (the "Company") was held in Houston, Texas on May 20, 2014, and the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, at such meeting, were as stated below.

The following nominees for director of the Company were elected:

MICHAEL D. WATFORD	FOR:	81,754,672
	AGAINST:	455,590
	ABSTAIN:	178,446
	INVALID:	0
	NONVOTES:	15,859,718

W. CHARLES HELTON	FOR:	81,417,371
	AGAINST:	791,553
	ABSTAIN:	179,784
	INVALID:	0
	NONVOTES:	15,859,718

STEPHEN J. MCDANIEL	FOR:	81,684,199
	AGAINST:	523,660
	ABSTAIN:	180,849
	INVALID:	0
	NONVOTES:	15,859,718

ROGER A. BROWN	FOR:	81,379,029
	AGAINST:	392,740
	ABSTAIN:	616,939
	INVALID:	0
	NONVOTES:	15,859,718

MICHAEL J. KEEFFE	FOR:	81,828,064
	AGAINST:	381,741
	ABSTAIN:	178,903
	INVALID:	0
	NONVOTES:	15,859,718

The appointment of Ernst & Young LLP to serve as the Company's independent auditor for the fiscal year ending December 31, 2014 was approved:

APPOINTMENT OF AUDITOR	FOR:	98,045,967
	AGAINST:	126,877
	ABSTAIN:	75,582
	INVALID:	0
	NONVOTES:	0

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The Ultra Petroleum Corp. 2015 Stock Incentive Plan was approved and ratified:

2015 STOCK INCENTIVE PLAN	FOR:	60,737,750
	AGAINST:	21,453,335
	ABSTAIN:	197,625
	INVALID:	0
	NONVOTES:	15,859,716

The non-binding advisory vote regarding the Company’s executive compensation was approved:

EXECUTIVE COMPENSATION	FOR:	71,159,959
	AGAINST:	10,917,176
	ABSTAIN:	311,574
	INVALID:	0
	NONVOTES:	15,859,717

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

May 20, 2014	By:	/s/ Garrett B. Smith
	Name: Title:	Garrett B. Smith Corporate Secretary

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